Exhibit 32.1

CERTIFICATION 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and in connection with the filing by Intermost Corporation, a Wyoming Corporation (the “Company”) with the Securities and Exchange Commission of its Quarterly Report on Form 10-QA for the three months ended September 30, 2007 (the “Report”), the undersigned, Rocky Wulianghai, President and Chief Executive Officer of the Company, does hereby certify, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification is being provided pursuant to 18 U.S.C. 1350 and is not to be deemed a part of this Report, nor is it to be deemed to be “filed” for any purpose whatsoever.

Date:  December 1, 2008

By:	/s/ Rocky Wulianghai
Rocky Wulianghai, President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.